Exhibit 10.7

AMENDMENT OF LEASE

AMENDMENT OF LEASE (this “Amendment”), made as of July 21, 2016 between Philips Cutter Mill Owner LLC ("Landlord") and Manhattan Bridge Capital, Inc. ("Tenant").

WITNESSETH:

WHEREAS, Landlord's predecessor-in-interest and Tenant entered into that certain lease dated May 31, 2011 (as amended, the "Lease") for certain premises (the "Demised Premises") in the building known as 60 Cutter mill Road, Great Neck, NY, as more particularly set forth in the Lease; and

WHEREAS, the term of the Lease expires on September 30, 2016; and

WHEREAS, the parties wish to amend the Lease upon the terms and conditions hereafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.           The term of the Lease is extended for a period beginning on October 1, 2016 and ending on September 30, 2021 (the “Extension Term”). Tenant has no right to extend the term of the Lease beyond the Extension Term. Tenant shall lease the Demised Premises during the Extension Term in its “AS-IS” condition with no work to be performed by Landlord in connection therewith.

2.           During the Extension Term:

(i)            the Basic Rent payable by Tenant shall be as follows:

October 1, 2016 through September 30, 2017: $42,000.00 per annum ($3,500.00 per month)

October 1, 2017 through September 30, 2018: $43,056.00 per annum ($3,588.00 per month)

October 1, 2018 through September 30, 2019: $44,352.00 per annum ($3,696.00 per month)

October 1, 2019 through September 30, 2020: $45,684.00 per annum ($3,807.00 per month)

October 1, 2020 through September 30, 2021: $47,052.00 per annum ($3,921.00 per month)

(ii)            Additional Rent for electricity shall remain at a rate of $3,961.80 per annum ($330.15 per month)

3.           The address for notices to Landlord under the Lease is hereby changed to c/o Philips International Holding Corp., 295 Madison Avenue, New York, NY 10017, Attention: Exec. Vice President and a copy to General Counsel.

4.           Section 21(b) of the Lease is amended to read in its entirety as follows: “If Tenant shall fail to pay any rent within ten (10) days of the day it is payable under the terms of this Lease, a 4% late charge shall be paid by Tenant to Landlord as Additional Rent at the time of payment of the delinquent sum and if any such rent remains unpaid for thirty (30) days after its due date then interest at the 10% per annum shall accrue on said rent until paid in full."

5.           Section 48 of the Lease is revised by inserting the following provision at the end thereof: “Tenant shall be liable to Landlord, as additional rent, for the sum of $150.00 per day for each day beyond ten (10) days from receipt of Landlord’s written notice that Tenant has not furnished any statement requested by Landlord under this Section 48".

Landlord	Tenant

6.           Within thirty (30) days of the date that any improvements to the Demised Premises performed by or on behalf are substantially complete, Tenant shall deliver to Landlord (i) a copy of the certificate of occupancy, certificate of completion or such comparable certificate as is issued in the jurisdiction where the Demised Premises are located confirming that such work has been performed in accordance with filed plans and in accordance with all applicable laws, and (ii) evidence reasonably satisfactory to Landlord that any and all permits and applications relating thereto Tenant's Work and occupancy have been completely closed out by the applicable authorities. Tenant shall be liable to Landlord, as Additional Rent, for the sum of $250.00 per day for each day beyond the foregoing 30-day period that Tenant does not furnish such items to Landlord.

7.           Landlord shall not be obligated to consider any request by Tenant to any proposed assignment of the Lease (as hereby amended) or sublet of the Demised Premises unless each such request by Tenant is accompanied by a non-refundable fee in the amount of $1,000.00 payable to Landlord for the costs incurred by Landlord in connection with such review and approval. Tenant’s payment of the foregoing amounts shall not be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request.

8.           Tenant agrees that all sums paid on account of rent, additional rent, and other charges under the Lease and all such items paid to, billed by or otherwise due to Landlord (and its predecessors and agents and their predecessors) from the beginning of the term (including, without limitation, all charges calculated based on "Tenant's Share" or similar concepts, e.g. increases in Taxes) were and are valid and correct.

9.           Landlord shall have the right, on 60 days' written notice to Tenant (the "Relocation Notice"), to relocate Tenant from the Demised Premises to other space in the Building (the "Substituted Space"). The Substituted Space shall be at least equal in area to the original Demised Premises and with the same or more amount/total size of windows. This Lease shall continue in full force and shall apply to the Substituted Space with the same force and effect as though the Substituted Space had originally been designated as the Demised Premises in this Lease, except the leasable area of the Demised Premises shall be the leasable area of the Substituted Space and all references herein and elsewhere in this Lease to the Demised Premises shall refer to such Substituted Space. In the event of a substitution of space, Tenant upon ten (10) days' notice shall execute an amendment to this Lease setting forth such substitution of space. If Landlord exercises its rights under this Article, Landlord shall reimburse Tenant for the actual, reasonable costs of preparing the Substituted Space so that it is comparable to the original Demised Premises and of relocating thereto.

10.           The security deposit currently held by Landlord pursuant to the terms of the Lease is $6,816.25.

11.           Tenant shall remain liable for any rent, additional rent or any other charges payable under the terms of the Lease being extended which have not yet been paid but which are due and payable for the prior term, whether the same is billed or unbilled, and any failure by Tenant to pay the same shall constitute a default in the payment of rent for which Landlord reserves all rights and remedies.

12.           Except as herein modified, all other terms and conditions of said Lease shall remain in full force and effect. All capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed to them in the Lease. The terms and conditions of the Lease, as hereby amended, shall bind and inure to the benefit of Landlord and Tenant and their respective permitted successors, transferees, and assigns.

13.           Each party Tenant represents to the other that it has dealt with no broker or other intermediary in connection with this transaction other than Philips International Holding Corp. and Majestic Property Affiliates ("Broker"), who shall be paid by Landlord pursuant to separate agreement. Each party shall save, defend and hold harmless the other and its agents from any and all claims or demands by any other brokers, agents or finders with whom the indemnifying party may have dealt in connection with this Amendment. The provision of this Article shall survive the expiration or sooner termination of this Amendment.

Landlord	Tenant

14.           Tenant represents and warrants that (a) neither Tenant nor any person who owns any controlling interest in Tenant, is on the list maintained by the United States Department of Treasury, Office of Foreign Assets Control (commonly known as the OFAC list) or otherwise qualifies as a person with whom business by a United States citizen or resident is prohibited, and (b) neither Tenant nor any person who owns any controlling interest in Tenant is in violation of any anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA Patriot Act), and the related regulations issues thereunder, all as amended from time to time. Landlord represents and warrants that (a) neither Landlord nor any person who owns any controlling interest in Landlord, is on the list maintained by the United States Department of Treasury, Office of Foreign Assets Control (commonly known as the OFAC list) or otherwise qualifies as a person with whom business by a United States citizen or resident is prohibited, and (b) neither Landlord nor any person who owns any controlling interest in Landlord is in violation of any anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA Patriot Act), and the related regulations issues thereunder, all as amended from time to time.

15.           This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  A facsimile, PDF or electronic copy of a signed original of this Amendment shall be deemed sufficient to bind the parties, and shall have the same legal effect as, and may be used as, an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

Philips International Holding Corp.,		Manhattan Bridge Capital, Inc.
as agent for Philips Cutter Mill Owner LLC

By:	/s/ Michael Pilevsky	By:	/s/ Assaf Ran
	Michael Pilevsky	Name: Assaf Ran
	Co-President	Title: President and CEO

Witness: /s/ Sam Worth		Witness: /s/ Vanessa Kao
Printed name: Sam Worth		Printed name: Vanessa Kao

Landlord	Tenant

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